                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                  STEWART & STEVENSON LLC LIST OF SUBSIDIARIES


                                                                 Jurisdiction of
                                                                  Incorporation
Name of Subsidiary                                               or Organization
------------------                                               ---------------
Stewart & Stevenson Funding Corp...............................  Delaware
Stewart & Stevenson Distributor Holdings LLC...................  Delaware
Stewart & Stevenson Petroleum Services LLC.....................  Delaware
Stewart & Stevenson Power Products LLC.........................  Delaware
Stewart & Stevenson Truck Holdings LLC.........................  Delaware
S&S Agent LLC..................................................  Delaware
Stewart & Stevenson de Venezuela, S.A..........................  Venezuela
Transmisiones Y Embragues, S.A.................................  Venezuela
Rio Grande Services, S de R.L. de C.V..........................  Mexico
Stewart & Stevenson de las Americas Columbia Ltda..............  Columbia
Stewart & Stevenson Hong Kong Limited..........................  Hong Kong